APPLICATION FOR AUTHORITY

                                       OF

                       OPPENHEIMER QUEST VALUE FUND, INC.
                  (formerly named "Quest for Value Fund, Inc.)

                 UNDER SECTION 1304 OF THE BUSINESS CORPORATION

                                    * * * * *

Pursuant to the provisions of the New York Business corporation Law, the undersigned corporation hereby applies for authority to transact business in New York, and for that purpose submits the following:
         2.       It is incorporated under the laws of Maryland.
         3.       The date of its incorporation is August 6, 1979
4. That the business which the corporation proposes to conduct in New York State is as follows: Two World Trade Center, New York, New York 10048.

         To engage in any lawful act or activity for which corporations may be organized under the Business Corporation Law provided that the corporation shall not engage in any act or activity of which requires the consent or approval of any state official, department, board, agency or other body, without such consent or approval first being obtained.
5. The office of the corporation within the State of New York is to be located in the county of New York.
6. The said corporation hereby designates the Secretary of State as its agent upon whom all process in any action or proceedings against it may be served within the State of New York.
7. The address to which the Secretary of State shall mail a copy of process in any action or proceedings against the corporation which may be served upon him is: c/o CT Corporation System, 1633 Broadway, New York, New York 10019.
8. The corporation hereby appoints CT Corporation System, 1633 Broadway, New York, New York 10019, as its registered agent in New York upon whom process against it may be served.

         IN WITNESS WHEREOF, Oppenheimer Quest Global Value Fund, Inc. the corporation hereinbefore mentioned and described has caused this certificate to be signed in its name by its Secretary this 8th day of September, 1997 and the statements contained therein are affirmed as true under penalties of perjury.

                               OPPENHEIMER QUEST VALUE FUND, INC.



                                By:/s/ Andrew J. Donohue
                                -------------------------
                                       Andrew J. Donohue
                                       Secretary




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